                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           October 16, 1997
                                                --------------------------------


                         SEARCH FINANCIAL SERVICES INC.
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               (Exact name of registrant as specified in charter)


          DELAWARE                        0-9539                    41-1356819
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(State or other jurisdiction of    (Commission File Number)     (I.R.S. Employer
incorporation)                                               Identification No.)


         600 N. PEARL STREET
             SUITE 2500
            DALLAS, TEXAS                                          75201-2899
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code        (214) 965-6000
                                                   -----------------------------



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.          OTHER EVENTS.

         On October 16, 1997, Registrant announced that, as part of an overall program to reduce overhead expenses, Anthony J. Dellavechia had stepped down as Registrant's President and Chief Operating Officer and that certain other executives had left the company along with other administrative personnel. Search's Chairman and Chief Executive Officer, George Evans, will reassume the position of President.

         In making the announcement, Registrant also announced that (1) total personnel cuts, including those resulting from the closing of MS Financial, Inc.'s Mobile, Alabama and Jackson, Mississippi facilities, are expected to result in overhead savings of approximately $3.5 million to $4 million per year and (2) Registrant currently anticipates that results for the three-month period ended September 30, 1997 will approximate the possible loss of $0.35 per share referenced in the most recent analyst report published by Principal Financial Securities.

         The press release issued by Registrant with respect to the foregoing is filed herewith as Exhibit 99.



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ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

         (a)     EXHIBITS.

Exhibit No.      Description

         99      Press Release dated October 16, 1997





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SEARCH FINANCIAL SERVICES INC.



                                           By:     /s/ Ellis A. Regenbogen
                                              -------------------------------
                                              Ellis A. Regenbogen
                                              Executive Vice President

Dated:   October 21, 1997





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                                  EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------
         99      Press Release dated October 16, 1997





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